UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 9, 2009
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2009 Incentive Compensation Plan
     On March 9, 2009, based on the recommendation of the Incentive Stock and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of America Service Group Inc. (the “Company”), the Board approved the Company’s 2009 Incentive Compensation Plan (the “Plan”), which is designed to award lump-sum cash bonuses to the Company’s executive officers, including the named executive officers, and other eligible employees based on the financial performance of the Company.
     The Plan establishes the following 2009 targeted payouts as a percent of base salary (“Bonus Target as a Percent of Base Salary”):

Bonus Target as a
Named Executive Officer Positions	Percent of Base Salary
President and Chief Executive Officer	70%
Executive Vice President and Chief Financial Officer	60%
Chief Administrative Officer, Chief Medical Officer and Chief Development Officer	50%
     The Plan is composed of an Adjusted EBITDA Based Bonus (the “EBITDA Bonus”) and Other Key Company Goals Based Bonus (the “Key Goals Bonus”), each of which account for one-half of the total Bonus Target as a Percent of Base Salary for all named executive officers except the Chief Medical Officer. As set forth in the Plan, 100% of the Chief Medical Officer’s Bonus Target as a Percent of Base Salary is composed of a non-financial Key Goals Bonus.
     Under the EBITDA Bonus, the financial performance measure is “adjusted EBITDA.” The Company defines adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization and share-based compensation expense. The Company includes in adjusted EBITDA the results of discontinued operations under the same definition. The adjusted EBITDA target as defined in the Plan is $18.0 million (the “EBITDA Target”).
     Under the EBITDA Bonus, no bonus is paid if adjusted EBITDA is 100% or less of the EBITDA Target. The EBITDA Bonus is funded with 50% of the earnings generated above the EBITDA Target after the other Key Goals Bonuses have been accrued, subject to the maximums set forth in the Plan. Under the EBITDA Bonus portion of the Plan, for executive management, including named executive officers, other than the Chief Medical Officer, the maximum EBITDA Bonus award will be 150% of the Bonus Target as a Percent of Base Salary. Payout is subject to Board confirmation of satisfactory balance sheet management.
     The Key Goals Bonus uses pre-selected financial and non-financial objectives (the “Key Goals”). Key Goals Bonuses are awarded at different levels of achievement, as described fully in the Plan, up to a maximum award of 50% of the Bonus Target as a Percent of Base Salary. The following are the Key Goals for executive management, including named executive officers, other than the Chief Medical Officer:

Corporate net new revenue	10% of target award
Company specific non-financial objectives	30% of target award
Key individual non-financial objectives	10% of target award
     The Chief Medical Officer does not participate in the EBITDA Bonus portion of the Plan as described above. As listed above, the Chief Medical Officer’s Bonus Target as a Percent of Base Salary is 50%. The Key Goals Bonus for the Chief Medical Officer accounts for 100% of his Bonus Target as a Percent of Base Salary awarded at different levels of achievement, as described fully in the Plan, up to a maximum award of 200% of the Bonus Target as a Percent of Base Salary. The following are the Key Goals for the Chief Medical Officer:

Company specific non-financial objectives	90% of target award
Key individual non-financial objectives	10% of target award
     Certain provisions of the Plan also apply to designated corporate managers, corporate employees, division vice presidents, regional vice presidents, regional directors, and health service administrators.
Appointment of Mr. Jonathan B. Walker
     Effective March 9, 2009, Lawrence H. Pomeroy assumed a new role with Prison Health Services, Inc., the Company’s operating subsidiary (“PHS”) as President of State Corrections and he will no longer serve as the Company’s Senior Vice President and Chief Development Officer.
     Effective March 9, 2009, the Board appointed Jonathan B. Walker, age 41, to replace Lawrence H. Pomeroy as Senior Vice President and Chief Development Officer of the Company. Mr. Walker previously served as Vice President of Business Development of PHS from November 2004 until November 2007. From November 2007 to March 2009 Mr. Walker served as Vice President of State Systems Development for Aramark, where he was the head of sales for new business in state department of corrections, federal and private contractors.
     In connection with the appointment described above, the Company entered into a written employment agreement with Mr. Walker on January 26, 2009 (the “Employment Agreement”). The Employment Agreement provides for Mr. Walker to receive a base salary not less than $250,000, plus additional compensation as the Chief Executive Officer and/or the Committee shall from time to time determine. In connection with the Employment Agreement, upon the recommendation of the Committee, the Board has also approved a $50,000 signing bonus to Mr. Walker, as an inducement to enter into the Employment Agreement.
     The Employment Agreement provides (i) a non-competition covenant by Mr. Walker and (ii) the Company’s right to terminate the Employment Agreement without cause upon 30 days advance written notice.
     The Employment Agreement also provides that if Mr. Walker’s employment is terminated by the Company without cause or there is a change in control (as defined in the Employment Agreement), all unexercised options granted to Mr. Walker will accelerate and immediately vest.

     Under the Employment Agreement, if Mr. Walker’s employment is terminated for any reason or no reason, he will be entitled to payment of his full base salary through the termination date and any bonuses, incentive compensation or other payments due which have been earned or vested prior to the termination date. Further, if his employment is terminated by the Company without cause, due to death or disability, or as a result of a change in control, Mr. Walker will be entitled to a continuation, on a monthly basis, of his monthly base salary for one year following the termination date.
     The foregoing description of the Employment Agreement in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to Mr. Walker’s Employment Agreement filed herewith as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Restricted Stock Awards
     On March 9, 2009, the Committee approved restricted stock awards under the Company’s Amended and Restated 1999 Incentive Stock Plan to each of the following:

Number of
Name	Shares
Richard Hallworth, President & Chief Executive Officer	16,500
Michael W. Taylor, Executive Vice President & Chief Financial Officer	9,000
Jonathan B. Walker, Chief Development Officer	9,000
Lawrence H. Pomeroy, President — State Corrections	6,200
Carl J. Keldie, MD, Chief Medical Officer	4,700
T. Scott Hoffman, Chief Administrative Officer	4,700
     On March 9, 2009, the Committee approved the Form of March 2009 Employee Stock Grant Certificate which evidences the grant of restricted shares to the employees listed above (the “March 2009 Agreement”). The vesting provisions of the March 2009 Agreement differ from the Form of 2008 Employee Stock Grant Certificate (the “2008 Agreement”). The 2008 Agreement provided that the restricted shares become nonforfeitable in equal installments over three years beginning on the first anniversary of the date such shares were granted. The March 2009 Agreement provides for the restricted shares to become nonforfeitable on the third anniversary of the date such shares were granted or on the date upon which the Company’s stock has maintained an average closing stock price equal to or greater than $17.00 per share for ninety (90) consecutive days to the extent such shares are not already nonforfeitable.
     Additionally, under the terms of the March 2009 Agreement, the employee shall have the right to receive cash dividends on the restricted shares and to vote such shares until the employee’s right to such shares is forfeited or becomes nonforfeitable. Notwithstanding the foregoing vesting provisions, the employee’s restricted shares will become fully nonforfeitable upon a change in control of the Company or a termination of the employee’s employment due to death, disability or any reason other than for “cause” (as such term is defined in the stock grant certificate for such award). The March 2009 Agreement is filed as Exhibit 10.2 to this Form 8-K and incorporated by reference herein.

     In addition, on March 9, 2009, the Committee approved a restricted stock grant of 2,200 shares to each of the Company’s non-employee directors.
Item 9.01. Financial Statements and Exhibits.
     (a)     Not applicable.
     (b)     Not applicable.
     (c)     Not applicable.
     (d)     Exhibits:
10.1	Employment Agreement, dated as of January 26, 2009, between America Service Group Inc. and Jonathan Walker.

10.2	Form of March 2009 Employee Stock Grant Certificate under the America Service Group Inc. Amended and Restated 1999 Incentive Stock Plan.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.

Date: March 13, 2009	By:	/s/ Michael W. Taylor

Michael W. Taylor Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

10.1	Employment Agreement, dated as of January 26, 2009, between America Service Group Inc. and Jonathan Walker.

10.2	Form of March 2009 Employee Stock Grant Certificate under the America Service Group Inc. Amended and Restated 1999 Incentive Stock Plan.